Fourth Amendment  to Lock-Up & Voting Agreement

     This Fourth Amendment to Lock-Up & Voting Agreement, (the "Agreement," respectively) is made and entered into by and among AmeriNet Group.com, Inc., a Delaware corporation formerly operating as Equity Growth Systems, inc., with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("AmeriNet" and the "Exchange Act," respectively) and the officers directors and principal stockholders of AmeriNet made signatories to this Amendment (the "Holding Company's Principals"), AmeriNet and AmeriNet's Principals being sometimes hereinafter collectively referred to as the "Parties" and each being sometimes hereinafter generically referred to as a "Party").

                                    Preamble:

         WHEREAS, AmeriNet and AmeriNet Principals are desirous of further amending the Lock-Up & Voting Agreement, to permit the President of AmeriNet to authorize the sale of additional shares of AmeriNet common stock (the "Excepted Shares"), should any of the signatories below be willing to sell the Excepted Shares; and

         NOW, THEREFORE, in consideration of the premises, as well as the mutual covenants hereinafter set forth, the Parties, intending to be legally bound, hereby amend the Agreement as follows:

         The provisions of this Agreement are hereby agreed to amend and modify the Lock-Up & Voting Agreements as amended however except as specifically modified the prior Lock-Up & Voting Agreement as amended is to remain in full force and effect.

        A. Notwithstanding anything in the Lock-Up & Voting Agreement, as amended, to the contrary, the president of AmeriNet is hereby authorized, empowered and directed to authorize persons subject to this Lock-Up Agreement to sell common stock that would be otherwise subject to the Lock Up Agreement, provided the proceeds from the sale of stock are loaned to, or reinvested in, AmeriNet for the purposes of paying obligations of AmeriNet, including but not limited to, payments due under the WriWebs, Inc., or Trilogy International, Inc., acquisition documents..

        B. Notwithstanding anything in the Lock-Up & Voting Agreement, as amended, to the contrary, nothing in this Agreement shall be interpreted as an agreement by the Holding Company's Principals to engage in any concerted or group activities involving the Holding Company's common stock, as determined for purposes of Commission Rule 144, or Sections 13, 14 or 16 of the Exchange Act.

     In Witness Whereof, the Parties have caused this Supplement to be executed effective as of the date last set forth below.

Signed, sealed and delivered
         In Our Presence:

                                            AmeriNet Group.com, Inc.

---------------------------------

_________________________________          By:   /s/ Michael H. Jordan
                                           ________________________________
                                             Michael Harris Jordan, President

         (Corporate Seal)

                                           Attest: /s/ Vanessa Lindsey
                                             ________________________________
                                                Vanessa Lindsey, Secretary

Dated:   December 28, 1999

                                               AmeriNet's Principals:

---------------------------------
                                                /s/ Charles Scimeca
--------------------------------               --------------------------
                                               Charles Scimeca

Dated:   December 28, 1999


---------------------------------
                                                /s/ Anthony Q. Joffe
---------------------------------              -------------------------
                                               Anthony Q. Joffe
                                               Director and Stockholder

Dated:   December 28, 1999

---------------------------------
                                                /s/ Penny Adams Field
---------------------------------              --------------------------
                                               Penny Adams Field
                                               Director and Stockholder

Dated December 28, 1999

---------------------------------
                                                /s/ J. Bruce Gleason
---------------------------------              -------------------------
                                               J. Bruce Gleason
                                               Director and Stockholder

Dated:   December 28, 1999

---------------------------------
                                                /s/ Michael Umile
---------------------------------               --------------------------
                                                Michael Umile, Stockholder

Dated:   December 28, 1999

---------------------------------
                                                /s/ G. Richard Chamberlin
---------------------------------               --------------------------
                                                G. Richard Chamberlin Esquire
                                                Director and Stockholder

Dated:   December 28, 1999

---------------------------------
                                                /s/ Edward Granville-Smith
---------------------------------               --------------------------
                                                Edward Granville-Smith,
                                                Stockholder on his own behalf
                                                and on behalf of his affiliates
Dated:   December 28, 1999

---------------------------------
                                                /s/ Jerry C. Spellman
---------------------------------               --------------------------
                                                Jerry C. Spellman, Stockholder
                                                on his own behalf and on behalf
                                                of his affiliates
Dated:   December 28, 1999

---------------------------------
                                                /s/ Cybdi N. Calvo
---------------------------------               --------------------------
                                               Cyndi N. Calvo, on her own behalf
                                               and as a trustee for the Calvo
                                               Family Spendthrift Trust,
                                               Stockholders

Dated:   December 28, 1999

---------------------------------
                                                /s/ William A. Calvo, III
---------------------------------              --------------------------
                                               William A. Calvo, III, on his own
                                               behalf and as a trustee for his
                                               children, William, Alexander &
                                               Edward, Stockholders

Dated:  December 28, 1999

---------------------------------

                                                /s/ Leoanrd M. Tucker
---------------------------------              --------------------------
                                               Leonard Miles Tucker, on his
                                               own behalf and on behalf of
                                               Carrington Capital Corp.,
                                               Stockholders

Dated:   December 28, 1999

---------------------------------
                                                /s/ Michelle Tucker
---------------------------------              --------------------------
                                               Michelle Tucker, on her own
                                               behalf, on behalf of Blue Lake
                                               Capital Corp., and as a trustee
                                               for her children Shayna and
                                               Montana, Stockholders

Dated:   December 28, 1999

---------------------------------
                                                /s/ Joseph D. Radcliffe
---------------------------------              --------------------------
                                               Joseph D. Radcliffe, on his own
                                               behalf and on behalf of his
                                               affiliates, Stockholder
Dated:   December 28, 1999

---------------------------------
                                                /s/ Dennis V. Radcliffe
---------------------------------              --------------------------
                                               Dennis V. Radcliffe, on his own
                                               behalf and on behalf of his
                                               affiliates, Stockholder


Dated:  December 28,1999


--------------------------------
                                                /s/ Michael J. Radcliffe
---------------------------------              --------------------------
                                               Michael J. Radcliffe, on his own
                                               behalf and on behalf of his
                                               affiliates, Stockholder


Dated:   December 28, 1999

---------------------------------
                                                /s/ Vanessa Radcliffe
---------------------------------               -------------------------
                                                Vanessa Radcliffe, on her own
                                                behalf and on behalf of her
                                                affiliates, Stockholder
Dated:   December 28, 1999

                                                The Yankee Companies, Inc.

---------------------------------

_________________________________            By: /s/ Leonard  M. Tucker
                                                _______________________________
                                                Leonard Miles Tucker, President

         (Corporate Seal)

                                            Attest: /s/ William A. Calvo, III
                                                 ______________________________
                                               William A. Calvo, III, Secretary
Dated:   December 28, 1999